Exhibit 4.1
SECURITIES PURCHASE AGREEMENT
     SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May 14, 2008, by and among Trico Marine Services, Inc., a Delaware corporation with headquarters located at 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027 (the “Company”), and the investors listed on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS:
     A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 144A and Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.
     B. The Company has authorized the issuance of $300,000,000 in aggregate principal amount of its 6.50% Senior Convertible Debentures due 2028 (the “Debentures”), which Debentures shall be convertible into the common stock, $0.01 par value per share (the “Common Stock”), of the Company (as converted, collectively, the “Conversion Shares”), and shall be issued pursuant to and by the provisions of an Indenture dated as of the Closing Date (as defined below) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in substantially the form attached hereto as Exhibit A (the “Indenture”).
     C. Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Debentures set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers (which aggregate amount for all Purchasers shall be $300,000,000).
     D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (as amended or modified from time to time, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Debentures and the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
     E. The Debentures and the Conversion Shares collectively are referred to herein as the “Securities”.
     NOW, THEREFORE, the Company and each Purchaser hereby agree as follows:
     1. PURCHASE AND SALE OF DEBENTURES.
          (a) Purchase and Sale of Debentures.
               (i) General. The Debentures are being offered and sold to the Purchasers without registration under the Securities Act, in reliance on an exemption therefrom and pursuant to the representations and warranties of each Purchaser as set forth in Section 2 below. The Company shall not be obligated to deliver any of the Debentures to be delivered hereunder except upon payment for all the Debentures to be purchased as provided herein.
               (ii) Purchase and Sale of Debentures at Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) a principal amount of Debentures as is set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers, or in the event of delivery of a Purchase Election Notice (as defined below), up to 50% of the principal amount of Debentures as is set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers in accordance with such Purchaser’s Purchase Election Notice (the “Closing”).
               (iii) Purchaser Election. If the conditions set forth in Section 6(o) below (the “Section 6(o) Conditions”) are not satisfied on or prior to the earlier of (x) such date as the Company has delivered written notice to the Purchasers that the Section 6(o) Conditions cannot be satisfied (which notice shall be delivered promptly upon any occurrence that would result in the Company’s failure to or inability to, directly or indirectly, satisfy the Section 6(o) Conditions, including that the Norwegian Register of Business Enterprises will not register the 20,000,000 new shares (the “Private Placement Shares”) of DeepOcean ASA, a Norwegian public limited company (“DeepOcean”), each with the nominal value of NOK 0.50, issuable in the private placement by DeepOcean to Trico Shipping AS, a Norwegian limited liability company and a wholly owned subsidiary of the Company), and (y) May 30, 2008 (or such later date as extended by a unanimous written approval of the Purchasers) (the “Closing Conditions Deadline”), then each Purchaser may elect to purchase, at such Purchaser’s sole option, subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 (other than the Section 6(o) Conditions) below, up to 50% of the principal amount of Debentures as is set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers by delivering written notice to the Company within three (3) Business Days after the Closing Conditions Deadline (the “Purchase Election Notice Deadline”) stating the amount of Debentures such Purchaser has elected to purchase (an “Purchase Election Notice”). The Company shall promptly, but in any event within one (1) Business Day, deliver a copy of each such Purchase Election Notice to each other Purchaser. Furthermore, in the event that the Closing relates to the delivery of one or more Purchase Election Notices, the Indenture shall be revised to reflect that the maximum principal amount of Debentures issuable thereunder shall equal the aggregate Purchase Price paid by all Purchasers at the Closing and the number in the definition of Conversion Rate shall be replaced by a number equal to the quotient of (x) $1,000 and (y) 120% of Closing Sale Price (as defined in the Indenture) on May 15, 2008, but not higher than $42.50; provided that, if 120% of the Closing Sale Price on May 15, 2008 exceeds $42.50, such number shall be the higher of (i) $42.50 or (ii) 115% of the Closing Sale Price on May 15, 2008. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

               (iv) Restrictive Legend. It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the legend(s) identified in Section 2.08 of the Indenture (along with such other legends as the Company and its counsel deem necessary).
               (v) Registration Rights. Holders of the Securities (including the Purchasers and their direct and indirect transferees) will be entitled to the benefits of the Registration Rights Agreement pursuant to which the Company will agree, among other things, to file with the Commission, under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Resale Registration Statement”) relating to resales by such holders of the Debentures and the Conversion Shares, and to use its reasonable best efforts to cause the Resale Registration Statement to be declared effective within the time periods specified therein.
               (vi) Closing. The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on (A) the first (1st) Business Day after notification of the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and each Purchaser) or (B) in connection with a Closing relating to a Purchase Election Notice, subject to the notification of the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 (other than the Section 6(o) Conditions) below, on the fifth (5th) Business Day after the Closing Conditions Deadline (or such later date as is mutually agreed to by the Company and each Closing Purchaser (as defined below)).
               (vii) Purchase Price. The purchase price for the Debentures to be purchased by each Purchaser at the Closing shall be the amount set forth opposite such Purchaser’s name in column (4) on the Schedule of Purchasers or, in the event the Closing relates to one or more Purchase Election Notices, the amount set forth by such Purchaser in such Purchaser’s Purchase Election Notice (the “Purchase Price”). Each Purchaser shall pay $1.00 for each $1.00 of principal amount of Debentures to be purchased by such Purchaser at the Closing.
               (b) Form of Payment. On the Closing Date, each Purchaser purchasing Debentures at the Closing (each, a “Closing Purchaser” and collectively, the “Closing Purchasers”) shall pay its Purchase Price (less any amounts withheld pursuant to Section 4(g)) to the Company for the Debentures to be issued and sold to such Closing Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions.
               (c) Delivery. The Debentures will be delivered to the Closing Purchasers (as defined below), or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Closing Purchasers of the Purchase Price therefor by wire transfer in immediately available funds, by causing DTC to credit the applicable

Debentures to the accounts of the Closing Purchasers through the facilities of DTC. The Debentures will be evidenced by one or more global securities in definitive form (the “Global Debentures”) or by additional definitive securities and will be registered, in the case of the Global Debentures, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Closing Purchasers shall request prior to 9:30 a.m., New York City time, on the second Business Day preceding the Closing Date. The Debentures to be delivered to the Closing Purchasers shall be made available to the Closing Purchasers for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.
     2. PURCHASER’S REPRESENTATIONS AND WARRANTIES.
          Each Purchaser represents and warrants with respect to only itself that as of the date hereof and as of the Closing Date:
               (a) No Public Sale or Distribution. Such Purchaser is (i) acquiring the Debentures and (ii) upon conversion of the Debentures, will acquire the Conversion Shares issuable upon conversion of the Debentures, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
               (b) Accredited Investor Status. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.
               (c) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.
               (d) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
               (e) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
               (f) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
               (g) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.
               (h) Residency. Such Purchaser is a resident of that jurisdiction specified below its address on the Schedule of Purchasers.
               (i) No Transactions in Company Securities. Other than with respect to the transactions contemplated herein, during the period commencing with the time that such Purchaser was first contacted by the Company, the Agent (as defined below) or any other Person regarding the investment in the Company contemplated by this Agreement (the “First Contact Time”), through such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4(i) hereof or (ii) this Agreement is terminated pursuant to Section 9 hereof, neither such Purchaser nor any affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments and (z) is subject to such Purchaser’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”), has engaged, directly or indirectly, in any Trading Transaction in the securities of the Company or involving the Company’s securities. For the purpose of this Agreement, “Trading Transaction” includes, without limitation, (i) any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a purchase, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to any securities of the Company, (ii) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether or not such sale or position is “against the box”), (iii) “pre-borrow” or the reservation of borrowable shares of Common Stock (sometimes referred to as “pay to hold”), unless, on or prior to the date hereof, any shares of Common Stock “pre-borrowed” or reserved shall have been returned to the applicable lender; provided, however, that this clause (iii) the shall not apply to any pre-borrow or reservation that was completed prior to the First Contact Time, and (iv) all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through US broker dealers, non-US broker dealers or foreign regulated brokers involving securities of the Company. Each of the Purchasers is third party beneficiary of the representations set forth in this Section 2(i) by each other Purchaser.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          The Company represents and warrants to each of the Purchasers that as of the date hereof and as of the Closing Date:
               (a) Rule 144 Eligibility Requirements.
               (i) When the Debentures are issued and delivered pursuant to this Agreement, the Debentures will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a United States national securities exchange or that are quoted in a United States automated inter-dealer quotation system.
               (ii) The Debentures satisfy the eligibility requirements of Rule 144(A)(d)(3) under the Securities Act.
               (b) Investment Company. Neither the Company nor any of its Subsidiaries (as defined in the Indenture) is, or after giving effect to the offer and sale of the Debentures and the application of the proceeds therefrom will be, an “investment company” or a company “controlled” by, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
               (c) Securities Act Exemption; No General Solicitation. Assuming that the Purchasers’ representations and warranties in Section 2(a) and (b) are true, the purchase and sale of the Debentures pursuant hereto, and the conversion of the Debentures into the Conversion Shares in the manner contemplated by this Agreement and the Indenture, is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D was used by the Company or any of its Subsidiaries, or affiliates or representatives in connection with the offer and sale of the Securities.
               (d) Exchange Act Reports. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Exchange Act Reports”). The Company has delivered to the Purchasers or their respective representatives true, correct and complete copies of each of the Exchange Act Reports not available on the EDGAR system that have been requested by each Purchaser. The Exchange Act Reports when filed with the Commission together, where applicable, with any amendments thereto, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such reports when filed with the Commission contained an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and any further reports, when such reports are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
               (e) Shipping Act. In connection with the operation by the Company or any of its Subsidiaries of United States flag vessels, the Company and such Subsidiaries are citizens of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended.
               (f) Organization and Qualification. The Company and each of its Subsidiaries has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, results of operations, stockholders’ equity, properties, assets, business or prospects of the Company and its Subsidiaries individually or taken as a whole, or a material adverse effect on the performance by the Company of its obligations under this Agreement, the Indenture, the Debentures, the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby (a “Material Adverse Effect”). The Company and each of its Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company has no Subsidiaries except as set forth in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. None of the Subsidiaries of the Company (other than Trico Marine Assets, Inc., Trico Marine Operators, Inc., Trico Supply AS

and Trico Shipping AS (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X).
               (g) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 30 million shares of all classes of stock, of which 25 million shares are Common Stock, of which as of the date hereof, 15,675,565 are issued and outstanding, 733,118 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 497,628 shares are reserved for issuance pursuant to securities (other than the aforementioned options and the Debentures and excluding shares, if any, that may be issued upon conversion of the 2027 Convertible Debentures (as defined in the Indenture)) exercisable or exchangeable for, or convertible into, Common Stock, and 5,000,000 shares are Preferred Stock, of which as of the date hereof, no shares are issued and outstanding. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued were issued in compliance with federal and state securities laws. All of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Exchange Act Reports or in other filings made by the Company with the Commission: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, other than as such securities set forth on Schedule 4(l), which will be issued in the Acquisition; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(pp)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement, agreements under which the Company has already registered the sale of securities, or pursuant to an agreement with West Supply IV AS related to the Acquisition, the terms of which are set forth on Schedule 3(g) (the “Acquisition Registration Rights”); (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) except as will be outstanding as a result of the Acquisition, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the Exchange Act Reports but not so disclosed in the Exchange Act Reports, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. True, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto have been filed with the Commission.
               (h) Authorization of Indenture. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company, and upon its execution and delivery and (assuming due authorization, execution and delivery by the Trustee) will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), public policy, applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
               (i) Issuance of Debentures. The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Debentures. The Debentures have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Debentures by the Trustee, upon delivery to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), public policy, applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
               (j) Issuance of Conversion Shares. The Company has all the requisite corporate power and authority to reserve for issuance and to issue and deliver the Conversion Shares issuable upon conversion of the Debentures. The Conversion Shares have been duly and validly authorized by the Company and, and when issued upon conversion of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights.

               (k) Authorization of Registration Rights Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the Purchasers) will be the legally valid and binding obligation of the Company in accordance with the terms thereof, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), public policy, applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
               (l) Authorization of Agreement. The Company has all requisite corporate power and authorization to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery hereof by the Purchasers) will be the legally valid and binding obligation of the Company in accordance with the terms hereof, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), public policy, applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
               (m) No Conflicts. The issue and sale of the Debentures, the issuance and delivery of any Conversion Shares, the execution, delivery and performance by the Company of the Debentures, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Debentures, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any of its Subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), such conflicts, breaches, defaults, violations or liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
               (n) Consents. No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries is required for the execution, delivery, issuance, sale and performance of the Debentures, the issuance and delivery of the Conversion Shares, the execution, delivery and performance by the Company of the Debentures, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Debentures as described in Section 4(d), except for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the requirements of The NASDAQ Global Select Market (the “Principal Market”) and has no knowledge of any facts that could reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future.
               (o) Registration Obligations. Except as identified in Schedule 3(o), there are no contracts, agreements or understandings between the Company and any Person (as defined in Section 2(a)) granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company (other than as set forth in the Exchange Act Reports or in other filings made by the Company with the Commission, the Registration Rights Agreement, the Acquisition Registration Rights, that certain registration rights agreement executed by the Company dated as of February 7, 2007 (“2007 Registration Rights Agreement”) or that certain registration rights agreement executed by the Company dated as of September 9, 2005 (“2005 Registration Rights Agreement”)) owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
               (p) No Integrated Offering. Neither the Company nor any other Person acting on behalf of the Company has offered, sold or issued to any Person any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.
               (q) No Interference with Business. Except as set forth in Exchange Act Reports, neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any adverse change in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
               (r) Financial Statements. As of their respective dates, the financial statements of the Company included in the Exchange Act Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act Reports and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
               (s) Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company included in the Exchange Act Reports, were independent public accountants as required by the Securities Act and the rules and regulations thereunder during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Exchange Act Reports.
               (t) Title. The Company and each of its Subsidiaries has good and marketable title to all real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Exchange Act Reports or where the existence of such liens would not reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases, except as described in the Exchange Act Reports or where such invalidity or unenforceability would not reasonably be expected to have a Material Adverse Effect.
               (u) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made to continue such insurance. Neither the Company nor any such

Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
               (v) Regulatory Permits. The Company and each of its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Exchange Act Reports, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.
               (w) Legal Proceedings.
               (i) Except as described in the Exchange Act Reports, there are no legal or governmental proceedings pending against or affecting the Company or any of its Subsidiaries, the Common Stock, any property or assets of the Company or any of its Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, whether of a civil or criminal nature or otherwise that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by any governmental authority or other Person.
               (ii) Except as described in the Exchange Act Reports, there are no legal or governmental proceedings or contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or, in the case of documents, would be required to be filed as exhibits to a registration statement of the Company pursuant to Item 601(b)(10) of Regulation S-K. Neither the Company nor any of its Subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof.
               (x) Transactions with Affiliates. Except as set forth in the Exchange Act Reports, no relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand.
               (y) Employee Relations.
                    (i) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company and each of its Subsidiaries,

is imminent that would reasonably be expected to have a Material Adverse Effect. None of the Company’s or its Subsidiaries’ U.S. employees are represented by labor unions nor are they employed pursuant to collective bargaining agreements or similar arrangements. The Company’s or its Subsidiaries’ Norwegian and United Kingdom seamen work under union contracts, and their seamen in Brazil are covered by separate collective bargaining agreements. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s knowledge, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” for with the Company and its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and the Company and each of its Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).
               (z) Taxes. The Company and each of its Subsidiaries (i) has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, (ii) has paid all taxes due thereon except in each case as would not reasonably be expected to have a Material Adverse Effect, (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. No tax deficiency has been determined adversely to the Company or any of its Subsidiaries, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (aa) Absence of Certain Changes. Except as disclosed in the Exchange Act Reports, since December 31, 2007, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries. Except as disclosed in the Exchange Act Reports, since December 31, 2007, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends on its or their capital stock, (ii) sold any material assets outside of the ordinary course of business or (iii) had material capital expenditures outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 3(aa), “Insolvent” means, with respect to any Person (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
               (bb) Books and Records. The Company and each of its Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its or their financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets and liabilities, (C) access to its assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for its assets and liabilities is compared with existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
               (cc) Conduct of Business. Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws or any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. During the two (2) years prior to the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Principal Market and (iii) the Company has received no communication, written or oral, from the Commission or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.
               (dd) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
               (ee) Environmental Laws. The Company and each of its Subsidiaries are, and at all times prior were, (i) in compliance with any and all applicable federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance with or liability under Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Exchange Act Reports, neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as described in the Exchange Act Reports, (A) none of the Company and its Subsidiaries is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is believed no monetary penalties of $100,000 or more will be imposed, and (B) none of the Company and its Subsidiaries anticipates material capital expenditures relating to Environmental Laws.
               (ff) Placement Agent. The Company acknowledges that it has engaged Lazard Frères & Co. LLC, as placement agent in connection with the sale of the Debentures (the “Agent”). Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Debentures.
               (gg) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, directly or indirectly, (i) taken any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities, or (ii) other than actions taken by the Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, the Debentures.
               (hh) Internal Accounting and Disclosure Controls.
               (i) (x) The Company and each of its Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (y) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (x) as of December 31, 2007 such disclosure controls and procedures were effective in all material respects to perform the functions for which they were established.
               (ii) Since December 31, 2007, (x) the Company has not been advised of (A) any significant deficiency in the design or operation of internal controls that could adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (y) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
               (ii) Subsidiaries. Except as set forth in Schedule 3(ii), the Company or one of its Subsidiaries has the unrestricted right to vote the stock of the Company’s Subsidiaries, and no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.
               (jj) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company to comply with the provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               (kk) OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company has not and will not lend, contribute or otherwise make available funds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person which, to the knowledge of the Company, was, at the time of such transaction, subject to any U.S. sanctions administered by OFAC.
               (ll) Form S-3. The Company is eligible to register the Debentures and the Conversion Shares for resale by the Purchasers using Form S-3 promulgated under the Securities Act. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
               (mm) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
               (nn) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Debentures remain outstanding, shall not become a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.
               (oo) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, original works of authorship, trade secrets and other intellectual property rights and all applications related thereto (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, except where such expiration, termination or abandonment would not reasonably be expected to have a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.
               (pp) Indebtedness and Other Contracts. Except as set forth in the Exchange Act Reports, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or would reasonably be expected to have, a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
               (qq) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
               (rr) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the State of Delaware which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities. The Company does not presently have a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company (a “Rights Plan”).

               (ss) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Debentures will increase in certain circumstances. The Company further acknowledges that any dilutive effect that the issuance of the Conversion Shares upon conversion of the Debentures in accordance with this Agreement and the Indenture may have on the ownership interests of other stockholders of the Company shall have no effect on the Company’s obligation to issue Conversion Shares upon conversion of the Debentures in accordance with this Agreement and the Indenture.
               (tt) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of the Company, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement, the Indenture or the Debentures (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.
               (uu) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
               (vv) Certificates. Any certificate signed by any officer of the Company and delivered to the Purchasers or counsel for the Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Purchaser.
               (ww) Disclosure. Other than such information set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or either of their respective businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
     4. COVENANTS.
               (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.
               (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing.
               (c) Reporting Status. Until the date on which the Purchasers shall have sold all the Conversion Shares, and none of the Debentures is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Purchasers on Form S-3.
               (d) Use of Proceeds. The Company will use the proceeds from the sale of the Debentures (i) in the event that the Section 6(o) Conditions have been satisfied, for the acquisition of DeepOcean (the “Acquisition”) or (ii) otherwise, for general corporate purposes and shall not use the proceeds for the redemption or repurchase of any of its outstanding Indebtedness or any equity securities.
               (e) Financial Information. For so long as any Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Purchaser and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).
               (f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company will use its reasonable best efforts to maintain the Common Stock’s authorization for quotation on the Principal Market. The Company will, and will cause its Subsidiaries to, use its reasonable best efforts to avoid any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.
               (g) Fees and Expenses.
               (i) The Company shall be responsible for the payment of any placement agent’s fees or commissions, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. In addition to the foregoing (and without duplication), the Company agrees to reimburse Highbridge International LLC (“Highbridge”) or its designee(s) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount (less the $100,000 paid by the Company to Highbridge prior to the date hereof) shall be withheld by Highbridge from its Purchase Price at the Closing. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.
               (ii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Purchasers may reasonably designate, (iii) in connection with the admission of the Debentures for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) MarketSM (“PORTAL”) of the National Association of Securities Dealers, Inc. (“NASD”), (iv) related to any filing with the NASD and (v) in connection with satisfying its obligations under Section 4(e).

               (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Holder (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.
               (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on May 16, 2008, the Company shall file a Current Report on Form 8-K describing the Acquisition and the transactions contemplated by this Agreement and attaching the material documents related to the Acquisition required to be furnished therewith and the terms of the transactions contemplated by the Transaction Documents and attaching the material Transaction Documents (including, without limitation, this Agreement, the Indenture, the form of the Debentures and the Registration Rights Agreement) as exhibits to such filing (including all exhibits, the “8-K Filing”). From and after the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing with the Commission without the express written consent of such Purchaser. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations including the NASDAQ Marketplace Rules (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Purchaser, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Purchaser in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.
               (j) Additional Debentures; Variable Securities. For so long as any Debentures remain outstanding, the Company will not issue any Debentures other than to the Purchasers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Debentures. From and after the date hereof and for so long as any Debentures remain outstanding, the Company (other than in connection with any Rights Plan of the Company) shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Debentures) with respect to the Common Stock into which any Debenture is convertible.
               (k) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of pre-emptive rights, after the Closing Date, a number of shares of Common Stock sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Conversion Shares upon conversion of all of the Debentures.
               (l) Lock-Up.
               (i) For a period commencing on the date hereof and ending on the 180th day after the Closing Date (the “Lock-Up Period”), the Company agrees, other ( than (A) the sale of Debentures hereunder, (B) with respect to a sale of Common Stock at a price at or in excess of the Volume Weighted Average Price (as defined in the Indenture) on May 15, 2008 or (C) the issuance of Common Stock in such amounts and prices as set forth on Schedule 4(l) with respect to the Acquisition, not to, directly or indirectly, (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase (other than as permitted pursuant to this Section 4(l) below), make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock, securities of the Company that are substantially similar to the Securities or securities convertible into or exchangeable for or that represent the right to receive Common Stock (other than the stock and shares issued pursuant to employee benefit plans, stock option plans or other compensation or incentive plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or pursuant to any acquisition or other business combination to be consummated after the Lock-Up Period), or sell or grant options, rights or warrants with respect to the Common Stock (other than the grant of options pursuant to option plans existing on the date hereof or pursuant to any acquisition or other business combination to be consummated after the Lock-Up Period), securities of the Company that are substantially similar to the Securities or securities convertible into or exchangeable for Common Stock (other than the Debentures), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments thereto (other than any registration statement on Form S-8 or any registration statement on Form S-3 required to be filed under the 2005 Registration Rights Agreement, the 2007 Registration Rights Agreement, relating solely to the resale of any shares of Common Stock upon conversion of the Debentures), with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into shares of Common Stock or (4) publicly disclose the intention to do any of the foregoing, and to cause each officer and director of the Company identified in Schedule 4(l)(i) hereto to furnish to the Purchasers, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit C hereto (the “Lock-Up Agreements”).

               (ii) Notwithstanding anything in this Agreement to the contrary, the Company may issue             shares of Common Stock in partial or full exchange for vessels or boats, or the acquisition of a business entity the majority of whose assets are vessels or boats, to be used in its ongoing business operations during the Lock-Up Period or any extension thereof.
               (m) Manipulation of Price. The Company will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.
               (n) PORTAL. The Company will use its reasonable best efforts to cause the Debentures to be designated as PORTAL securities in accordance with the rules and regulations adopted by the Financial Industry Regulatory Authority (“FINRA”) relating to trading in PORTAL and to permit the Securities to be eligible for clearance and settlement through DTC.
               (o) No Resale. The Company will not, and will use its reasonable best efforts to not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.
               (p) No Integration Actions. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers or require equityholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Principal Market with the issuance of Securities contemplated hereby.
               (q) Book Entry Transfer. The Company agrees to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC, in each case relating to the approval of the Securities by DTC for “book entry” transfer.
               (r) Investment Company Actions. The Company will take such steps as shall be necessary to ensure that neither the Company nor any of the Company’s subsidiaries becomes an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.
               (s) Regulation M. The Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

               (t) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Debentures by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
               (u) Qualification Under Trust Indenture Act. Prior to any registration of the Debentures or the Conversion Shares pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Company shall qualify the Indenture under TIA and to enter into any necessary supplemental indentures in connection therewith.
               (v) Additional Issuances of Securities.
               (i) For purposes of this Section 4(v), the following definitions shall apply.
               (1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.
               (2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
               (3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.
               (4) “Subsequent Placement” means the offer, sale, grant of any option to purchase, or other disposition by the Company of any of its or its Subsidiaries’ equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for             shares of Common Stock or Common Stock Equivalents.
               (ii) From the date hereof until the date that is the earlier of (x) the Trading Day (as defined in the Indenture) following the date the Resale Registration Statement required to be filed pursuant to the Registration Rights Agreement is declared effective by the Commission and (y) the date the Securities can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), the Company will not, directly or indirectly, file any registration statement with the Commission other than the Resale Registration Statement (as defined in the Registration Rights Agreement).
               (iii) From the date hereof until the date that is (x) in the event the price per share of Common Stock that is offered in a Subsequent Placement is equal to or exceeds the then applicable Conversion Price (as defined in the Indenture), the first year anniversary of the date on which the Resale Registration Statement is declared effective by the Commission or (y) in the event the price per share of Common Stock that is offered in a Subsequent Placement is less than the then applicable Conversion Price, the second year anniversary of the date on which the Resale Registration Statement is declared effective by the Commission or (z) in the event that this Agreement is terminated pursuant to Section 7(a), the first year anniversary of the date of this Agreement, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(v)(iii).
               (1) The Company shall deliver to each Purchaser an irrevocable written notice (the ”Offer Notice”) of any proposed or intended issuance or sale or exchange (the ”Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Purchasers in the aggregate up to thirty five percent (35%) of the Offered Securities, allocated among such Purchasers (a) based on such Purchaser’s pro rata portion of the aggregate principal amount of Debentures purchased hereunder (the “Basic Amount”), and (b) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Purchasers shall have an opportunity to subscribe for any remaining Undersubscription Amount.
               (2) To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts permitted to be subscribed for, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts permitted to be subscribed for and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Purchasers a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Purchaser’s receipt of such new Offer Notice.
               (3) The Company shall have thirty (30) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the Commission on a Current Report on Form 8-K in the time period required under the Exchange Act with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto as required by the Exchange Act.
               (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(v)(iii)(3) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 4(v)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 4(v)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4(v)(iii)(1) above.
               (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(v)(iii)(3) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within thirty (30) Business Days of the expiration of the Offer Period, the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(v)(iii)(3) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.
               (6) Any Offered Securities not acquired by the Purchasers or other Persons in accordance with Section 4(v)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.
               (7) The Company and the Purchasers agree that if any Purchaser elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions not otherwise required by law whereby any Purchaser shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Purchaser prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.
               (8) Notwithstanding anything to the contrary in this Section 4(v) and unless otherwise agreed to by the Purchasers, the Company shall either confirm in writing to the Purchasers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Purchasers will not be in possession of material non-public information, by the thirtieth (30th) Business Day following delivery of the Offer Notice. If by the thirtieth (30th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Purchasers, such transaction shall be deemed to have been abandoned and the Purchasers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Purchaser with another Offer Notice and each Purchaser will again have the right of participation set forth in this Section 4(v)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Purchasers in any 60 day period.

               (iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(v) shall not apply in connection with the issuance of any Excluded Securities. As used herein, (x) “Excluded Securities” means any shares of Common Stock issued or issuable: (A) in connection with any Approved Share Plan; (B) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to Section 10.05 or 10.06 of the Indenture; (C) upon conversion of the Debentures; (D) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the date of this Agreement, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date; and (E) such securities set forth on Schedule 4(l) to be issued in connection with the Acquisition, and (y) “Approved Share Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.
               (w) Closing Sets. As soon as is reasonably practicable after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Purchaser and Schulte Roth & Zabel LLP executed copies of the Transaction Documents, Securities and other document required to be delivered to any party pursuant to Section 7 hereof.
               (x) Lock-Up Agreements. The Company shall not amend or waive any provision of any of the Lock-Up Agreements.
               (y) Stockholder Approval. The Company shall prepare and file with the SEC, as promptly as practicable after the date hereof but in no event later than thirty (30) calendar days after the date hereof, proxy materials, substantially in the form that has been previously reviewed and approved by the Purchasers and Schulte Roth & Zabel LLP, at the expense of the Company, with respect to a special or annual meeting of the stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than September 30, 2008 if the proxy materials are not reviewed by the SEC and not later than October 31, 2008 if the proxy materials are reviewed by the SEC (the “Stockholder Meeting Deadline”), soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval” and the date such affirmative approval is obtained, the “Stockholder Approval Date”), and the Company shall use its best efforts to solicit its stockholders’ approval of the Stockholder Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Stockholder Resolutions. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company promptly thereafter shall cause an additional Stockholder Meeting to be held for this purpose.
     5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
          The obligation of the Company hereunder to issue and sell the Debentures to each of the Closing Purchasers at the Closing hereunder is subject to the satisfaction, at or before the

Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Closing Purchaser with prior written notice thereof:
               (a) Such Closing Purchaser and each other Closing Purchaser purchasing Debentures at such Closing shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
               (b) Such Closing Purchaser and each other Closing Purchaser purchasing Debentures at such Closing shall have delivered to the Company the Purchase Price (less any amounts withheld pursuant to Section 4(g)) for the Debentures being purchased by such Closing Purchaser at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
               (c) The representations and warranties of such Closing Purchaser purchasing Debentures at such Closing shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date), and such Closing Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Closing Purchaser at or prior to the Closing Date.
     6. CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.
          The obligation of the Closing Purchasers to purchase the Debentures at such Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Closing Purchasers’ sole benefit and may be waived by the Closing Purchasers at any time in its sole discretion by providing the Company with prior written notice thereof:
               (a) The Company shall have executed and delivered to the Closing Purchasers (i) each of the Transaction Documents and (ii) the Debentures (for the account of such Closing Purchaser as such Closing Purchaser shall instruct) being purchased by such Closing Purchaser at the Closing pursuant to this Agreement.
               (b) The Trustee shall have executed and delivered the Indenture, and the Closing Purchasers shall have received an original copy thereof, duly executed and delivered by the Trustee and the Company.
               (c) The Closing Purchasers shall have received (A) the opinion of Bartlit Beck Herman Palenchar & Scott LLP, the Company’s outside U.S. counsel, dated as of the Closing Date, in a form reasonable acceptable to the Purchasers and the Company, (B) the opinion of Rishi A. Varma, Vice President and General Counsel of the Company, dated as of the Closing Date, in a form reasonable acceptable to the Purchasers and the Company and (C) the opinion of Bugge, Arentz-Hansen & Rasmussen, Norwegian counsel to the Company, dated as of the Closing Date, in a form reasonable acceptable to the Purchasers and the Company.

               (d) The Company shall have delivered to the Closing Purchasers lock-up agreements with each of the Company’s executive officers and directors in substantially the form attached hereto as Exhibit C, duly executed and delivered by such executive officers and directors.
               (e) The Company shall have delivered to the Closing Purchasers a certificate evidencing the formation and good standing of the Company and each of its Significant Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.
               (f) The Company shall have delivered to the Closing Purchasers a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is currently qualified to conduct business, as of a date within ten (10) days of the Closing Date.
               (g) The Company shall have delivered to the Closing Purchasers a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.
               (h) The Company shall have delivered to the Closing Purchasers a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Closing Purchasers, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit D.
               (i) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Closing Purchasers shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Closing Purchasers in the form attached hereto as Exhibit E.
               (j) The Company shall have delivered to the Closing Purchasers a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.
               (k) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any of the following: (i) trading in securities generally on the Principal Market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Closing Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Transaction Documents.
               (l) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.
               (m) The Debentures shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase.
               (n) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any public notice have been given of (i) any intended downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
               (o) The Company, directly or indirectly, shall have acquired (at a price per share not to have exceeded NOK 32) or have the contractual right to acquire (at a price per share not to exceed NOK 32) at least 50.1% of all of the issued and outstanding shares of DeepOcean’s share capital on a fully diluted basis, assuming the exercise or conversion of all securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings that are convertible into or exchangeable for shares of DeepOcean and the Private Placement Shares shall have been approved by DeepOcean’s Board of Directors, issued by DeepOcean and successfully registered in the Norwegian Register of Business Enterprises and the Closing Purchasers shall have received evidence reasonably satisfactory to such Closing Purchasers that the conditions set forth in this Section 6(o) shall have been satisfied in full.
               (p) The Company shall have delivered to the Closing Purchasers such other documents relating to the transactions contemplated by this Agreement as the Closing Purchasers or their counsel may reasonably request.
     7. TERMINATION.
               (a) In the event that the Company shall have failed to obtain the right to purchase or subscribe for at least 50.1% of all of the issued and outstanding shares of DeepOcean’s share capital on a fully diluted basis, assuming the exercise or conversion of all securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings that are convertible into or exchangeable for shares of DeepOcean, by 12:00 p.m. New York City time on May 15, 2008, this Agreement shall automatically terminate and be of no further force and effect; provided, however, that the Company shall remain obligated to reimburse the Purchasers for the expenses described in Section 4(g) above and that the Purchasers shall continue to have the rights set forth in Section 4(v)(iii) above.
               (b) In the event that the Closing shall not have occurred with respect to a Purchaser on or before the Closing Conditions Deadline due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate its rights and obligations to sell or purchase Debentures hereunder, as applicable, with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if such rights and obligations are terminated pursuant to this Section 8, (x) any such termination of such rights and obligations under this Agreement by a Purchaser shall only be effective with respect to such Purchaser and shall not effect the rights to purchase Debentures of any other Purchasers hereunder in connection with a Purchase Election Notice of such other Purchasers and (y) the Company shall remain obligated to reimburse the non-breaching Purchasers for the expenses described in Section 4(g) above. Notwithstanding anything herein to the contrary, if a Purchaser has not submitted a Purchaser Election Notice on or prior to the Purchase Election Notice Deadline, such Purchaser’s rights and obligations to purchase Debentures hereunder shall automatically terminate with respect to such Purchaser.
     8. MISCELLANEOUS.
               (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

               (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
               (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
               (d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
               (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchasers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of the Debentures issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Purchasers and holders of Debentures, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Debentures, as the case may be. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
               (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Trico Marine Services, Inc.
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
Telephone:	(713) 780-9926
Facsimile:	(713) 780-0062
Attention:	General Counsel

with a copy (for informational purposes only) to:

Bartlit Beck Herman Palenchar & Scott LLP
1899 Wynkoop Street, 8th Floor
Denver, Colorado 80202
Telephone:	(303) 592-3100
Facsimile:	(303) 592-3140
Attention:	James L. Palenchar, Esq.
If to a Purchaser, to its address and facsimile number set forth on the Schedule of Purchasers, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
               (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Debentures. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Debentures issued and issuable hereunder. A Purchaser may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.
               (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
               (i) Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Purchasers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing and delivery and exercise of the Securities, as applicable. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
               (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
               (k) Indemnification. In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Purchaser pursuant to Section 4(i), or (iv) the status of such Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
               (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
               (m) Remedies. Each Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
               (n) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
[Signature Page Follows]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: TRICO MARINE SERVICES, INC.
By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	VP and General Counsel

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

PURCHASERS: HIGHBRIDGE INTERNATIONAL LLC By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, its Trading Manager
By:	/s/ Adam J. Chill
	Name:	Adam J. Chill
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

HIGHBRIDGE CONVERTIBLE ARBITRAGE MASTER FUND, L.P. By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, its Trading Manager
By:	/s/ Mark J. Vanacore
	Name:	Mark Vanacore
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

PORTSIDE GROWTH AND OPPORTUNITY FUND
By:	/s/ Jeff Smith
	Name:	Jeff Smith
Title:

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

CAPITAL VENTURES INTERNATIONAL By: HEIGHTS CAPITAL MANAGEMENT, INC, its Authorized Agent
By:	/s/ Martin Kobinger
	Name:	Martin Kobinger
	Title:	Investment Manager

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP
By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Legal Officer

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

WHITEBOX INTERMARKET PARTNERS, LP
By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Legal Officer

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

GUGGENHEIM PORTFOLIO COMPANY XXXI, LLC
By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Chief Operating Officer

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

PANDORA SELECT PARTNERS, LP
By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Legal Officer

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

WHITEBOX SPECIAL OPPORTUNITIES PARTNERS, SERIES B, LP
By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Legal Officer

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

RADCLIFFE SPC, LTD. FOR AND ON BEHALF OF THE CLASS A SEGREGATED PORTFOLIO

BY: RG CAPITAL MANAGEMENT, L.P. BY: RGC MANAGEMENT COMPANY, LLC

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

UBS O’CONNOR LLC FBO O’CONNOR GLOBAL CONVERTIBLE ARBITRAGE MASTER LIMITED
By:	/s/ Andrew Martin
	Name:	Andrew Martin
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

UBS O’CONNOR LLC FBO O’CONNOR GLOBAL CONVERTIBLE ARBITRAGE II MASTER LIMITED
By:	/s/ Andrew Martin
	Name:	Andrew Martin
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

UBS O’CONNOR LLC FBO O’CONNOR PIPES CORPORATE STRATEGIES MASTER LIMITED
By:	/s/ Andrew Martin
	Name:	Andrew Martin
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

LIBERTY HARBOR MASTER FUND I, L.P.
By:	/s/ Brendan Mc Govern
	Name:	Brendan Mc Govern
	Title:	Vice President

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

INTERLACHEN CONVERTIBLE INVESTMENTS LTD.
By: INTERLACHEN CAPITAL GROUP LP, Authorized Signatory

By:	/s/ Gregg T. Colburn
	Name:	Gregg T. Colburn
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

ARISTEIA INTERNATIONAL LIMITED
By:	/s/ Robert H. Lynch
	Name:	Robert H. Lynch, Jr.
	Title:	Managing Member Aristeia Capital, L.L.C.

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

ARISTEIA PARTNERS, L.P.
By:	/s/ Robert H. Lynch, Jr.
	Name:	Robert H. Lynch, Jr.
	Title:	Managing Member Aristeia Capital, L.L.C.

[Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

ARISTEIA SPECIAL INVESTMENTS MASTER, L.P.
By:	/s/ Robert H. Lynch, Jr.
	Name:	Managing Member
	Title:	Aristeia Capital, L.L.C.

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF PURCHASERS

(1)	(2)	(3)	(4)	(5)
	Address and	Aggregate Principal Amount		Legal Representative’s
Purchaser	Facsimile Number	of Debentures	Purchase Price	Address and Facsimile Number

Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York,New York 10019 Attention: Ari J. Storch Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 Residence: Cayman Islands	$74,000,000	$74,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Highbridge Convertible Arbitrage Master Fund, L.P.	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attention: Ari J. Storch Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 Residence: Cayman Islands	$6,000,000	$6,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Portside Growth and Opportunity Fund	c/o Ramius LLC 599 Lexington Avenue, 20th Floor New York, NY 10022 Attention: Jeffrey Smith Facsimile: (212) 845-7966 Telephone: (212) 845-7955 Residence: Cayman Islands	$55,000,000	$55,000,000	N/A

(1)	(2)	(3)	(4)	(5)
	Address and	Aggregate Principal Amount		Legal Representative’s
Purchaser	Facsimile Number	of Debentures	Purchase Price	Address and Facsimile Number

Capital Ventures	c/o Heights Capital Management, Inc.	$40,000,000	$40,000,000	N/A
International	101 California Street, Suite 3250
	San Francisco, CA 94111
	Attention: Martin Kobinger
	Facsimile: (415) 403-6525
	Telephone: (415) 403-6500
	Residence: Cayman Islands

Whitebox Convertible	c/o Whitebox Advisors, LLC	$20,000,000	$20,000,000	N/A
Arbitrage Partners, LP	3033 Excelsior Blvd, Suite 300
	Minneapolis, MN 55416
	Attention: Jonathan Wood
	Telephone: (612) 253-6025
	Facsimile: (612) 253-6135
	Residence: British Virgin Islands

Whitebox Intermarket	c/o Whitebox Advisors, LLC	$4,000,000	$4,000,000	N/A
Partners, LP	3033 Excelsior Blvd, Suite 300
	Minneapolis, MN 55416
	Attention: Jonathan Wood
	Telephone: (612) 253-6025
	Facsimile: (612) 253-6135
	Residence: British Virgin Islands

Guggenheim Portfolio	c/o Whitebox Advisors, LLC	$2,000,000	$2,000,000	N/A
Company XXXI, LLC	3033 Excelsior Blvd, Suite 300
	Minneapolis, MN 55416
	Attention: Jonathan Wood
	Telephone: (612) 253-6025
	Facsimile: (612) 253-6135
	Residence: Delaware
[Signature Page to Securities Purchase Agreement]

(1)	(2)	(3)	(4)	(5)
	Address and	Aggregate Principal Amount		Legal Representative’s
Purchaser	Facsimile Number	of Debentures	Purchase Price	Address and Facsimile Number

Pandora Select Partners, LP	c/o Whitebox Advisors, LLC	$2,000,000	$2,000,000	N/A
	3033 Excelsior Blvd, Suite 300
	Minneapolis, MN 55416
	Attention: Jonathan Wood
	Telephone: (612) 253-6025
	Facsimile: (612) 253-6135
	Residence: British Virgin Islands

Whitebox Special	c/o Whitebox Advisors, LLC	$2,000,000	$2,000,000	N/A
Opportunities	3033 Excelsior Blvd, Suite 300
Partners, Series B, LP	Minneapolis, MN 55416
	Attention: Jonathan Wood
	Telephone: (612) 253-6025
	Facsimile: (612) 253-6135
	Residence: British Virgin Islands

Radcliffe SPC, Ltd. for and on	c/o RG Capital Management, LP	$30,000,000	$30,000,000	N/A
behalf of the Class A	3 Bala Plaza-East, Suite 501
Segregated Portfolio	Bala Cynwyd, PA 19004
	Attention: Gerald F. Stahlecker
	Chris Hinkel
	Facsimile: (610) 617-0580
	Telephone: (610) 617-5900
	Residence: Cayman Islands

UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited	c/o UBS O’Connor LLC	$16,200,000	$16,200,000	N/A
	One North Wacker Dr., 32nd Floor
	Chicago, IL 60606
	Attention: Robert Murray
	Telephone: (312) 525-6247
	Facsimile: (312) 525-6271
	Residence: Cayman Islands
[Signature Page to Securities Purchase Agreement]

(1)	(2)	(3)	(4)	(5)
	Address and	Aggregate Principal Amount		Legal Representative’s
Purchaser	Facsimile Number	of Debentures	Purchase Price	Address and Facsimile Number

UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited	c/o UBS O’Connor LLC One North Wacker Dr., 32nd Floor Chicago, IL 60606 Attention: Robert Murray Telephone: (312) 525-6247 Facsimile: (312) 525-6271 Residence: Cayman Islands	$1,800,000	$1,800,000	N/A

UBS O’Connor LLC fbo O’Connor Pipes Corporate Strategies Master Limited	c/o UBS O’Connor LLC One North Wacker Dr. 32nd Floor Chicago, IL 60606 Attention: Robert Murray Telephone: (312) 525-6247 Facsimile: (312) 525-6271 Residence: Cayman Islands	$2,000,000	$2,000,000	N/A

Liberty Harbor Master Fund I, L.P.	c/o Liberty Harbor I GP, LLC 1 New York Plaza New York, NY 10004	$15,000,000	$15,000,000	N/A
	Attention: Brendan McGovern
	Facsimile: 646-835-3510
	Telephone: 212-357-5817
	Residence: Cayman Islands

Interlachen Convertible Investments Ltd.	c/o Interlachen Capital Group LP 800 Nicollet Mall, Suite 2500 Minneapolis, MN 55402-2034 Attention: Gregg T. Colburn Facsimile: (612) 659-4457 Telephone: (612) 659-4407 Residence: Cayman Islands	$15,000,000	$15,000,000	N/A
[Signature Page to Securities Purchase Agreement]

(1)	(2)	(3)	(4)	(5)
	Address and	Aggregate Principal Amount		Legal Representative’s
Purchaser	Facsimile Number	of Debentures	Purchase Price	Address and Facsimile Number

Aristeia International Limited	c/o Aristeia Capital, L.L.C.	$12,242,000	$12,242,000	N/A
	136 Madison Avenue, 3rd Floor New York, NY 10016
	Attention: Darren Bell
	Facsimile: (212) 842-8901
	Telephone: (212) 842-1960
	Residence: Cayman Islands

Aristeia Partners, L.P.	c/o Aristeia Advisors, L.L.C.	$1,558,000	$1,558,000	N/A
	136 Madison Avenue, 3rd Floor New York, NY 10016
	Attention: Darren Bell
	Facsimile: (212) 842-8901
	Telephone: (212) 842-1960
	Residence: Delaware

Aristeia Special Investments Master, L.P.	c/o Aristeia Capital, L.L.C. 136 Madison Avenue, 3rd Floor New York, NY 10016	$1,200,000	$1,200,000	N/A
	Attention: Darren Bell
	Facsimile: (212) 842-8901
	Telephone: (212) 842-1960
	Residence: Cayman Islands
TOTAL		$300,000,000.00	$300,000,000.00
[Signature Page to Securities Purchase Agreement]

EXHIBITS

Exhibit A	Indenture
Exhibit B	Registration Rights Agreement
Exhibit C	Form of Lock-Up Agreement
Exhibit D	Form of Secretary’s Certificate
Exhibit E	Form of Officer’s Certificate